Exhibit 99.1

American Dental Partners Reports First Quarter 2005 Financial Results

Wednesday April 27, 6:09 pm ET

WAKEFIELD, Mass.—(BUSINESS WIRE)—April 27, 2005—American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the first quarter ended March 31, 2005.

Comparing the first quarter of 2005 with the first quarter of 2004:

•	Net revenue was $48,145,000 as compared to $44,064,000, an increase of 9%.

•	Earnings from operations were $4,585,000 as compared to $3,863,000, an increase of 19%.

•	Net earnings were $2,509,000 as compared to $2,064,000, an increase of 22%.

•	Diluted net earnings per share were $0.30, as compared to $0.26, an increase of 15%.

•	Diluted cash net earnings per share were $0.39 as compared to $0.35, an increase of 11%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $73,542,000 for the quarter as compared to $67,348,000 for the prior year’s same quarter, an increase of 9%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 7% for the quarter.

For the quarter, cash flow from operations was $4,441,000, capital expenditures were $1,670,000 and amounts paid for acquisitions and affiliations were $3,968,000. The Company opened one de novo practice location and completed one practice affiliation which was combined with its existing affiliated dental group practice in Minnesota. The Company also completed one platform affiliation with Premier Dental Partners in February 2005.

The Company’s Massachusetts and Vermont affiliated dental group practices merged to form First Advantage Dental - New England. The merger is expected to allow the combined group to better leverage clinical leadership and allow the Company to invest in and better leverage managerial resources.

The Company also noted that it has been made aware that certain members of PDG, P.A., the affiliated dental group practice of Park Dental, its Minnesota affiliate, have contacted one or more of the Company’s institutional shareholders expressing their concerns related to organizational issues and the fact that Park Dental’s 2005 operating plan, principally the funding of additional PDG, P.A. expenses, is not yet finalized. The Company is having ongoing discussions with these representatives and is working diligently to address these matters.

Riverside Dental Group and Cumberland Dental achieved accreditation status with the Accreditation Association for Ambulatory Health Care (“AAAHC”) during the quarter. With these accreditations, nine of the Company’s 19 affiliated dental groups are accredited by the AAAHC including the 127 practice locations therein.

Cash net earnings per share, patient revenue, total revenue and same market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the first quarter ended March 31, 2005, the Company will host its previously announced conference call on Thursday, April 28, 2005 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Thursday, May 12, 2005.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 19 dental group practices which have 181 dental facilities with approximately 1,632 operatories located in 18 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations -”Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net revenue	$48,145	$44,064
Operating expenses:
Salaries and benefits	20,382	19,273
Lab fees and dental supplies	7,634	7,155
Office occupancy expenses	5,530	5,164
Other operating expenses	4,562	4,159
General corporate expenses	2,598	1,932
Depreciation expense	1,645	1,436
Amortization of intangible assets	1,209	1,082

Total operating expenses	43,560	40,201

Earnings from operations	4,585	3,863
Interest expense, net	430	465

Earnings before income taxes	4,155	3,398
Income taxes	1,646	1,334

Net earnings	$2,509	$2,064

Net earnings per common share:
Basic	$0.32	$0.28

Diluted	$0.30	$0.26

Weighted average common shares outstanding:
Basic	7,913	7,391

Diluted	8,356	7,858

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,535	$1,378
Receivables due from affiliated dental group practices	16,165	13,539
Other current assets	5,949	6,657

Total current assets	24,649	21,574

Property and equipment, net	39,357	39,252

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	90,952	87,425
Other assets	855	801

Total non-current assets	96,902	93,321

Total assets	$160,908	$154,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23,670	$23,353
Current maturities of debt	141	527

Total current liabilities	23,811	23,880

Non-current liabilities:
Long-term debt and other long-term liabilities	30,454	28,220
Other liabilities	15,945	14,840

Total non-current liabilities	46,399	43,060

Total liabilities	70,210	66,940

Commitments and contingencies Stockholders’ equity	90,698	87,207

Total liabilities and stockholders’ equity	$160,908	$154,147

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended March 31,		% Growth
	2005	2004
Reconciliation of total revenue to net revenue and patient revenue same market growth : (1)
Patient revenue
Dental group practices affiliated with the Company in both periods of comparison (2)	$72,059	$67,348	7%
Dental group practices that completed affiliations with the Company during periods of comparison	1,483	—	—

Total	73,542	67,348	9%
Other revenue	1,230	1,295	-5%

Total revenue	74,772	68,643	9%
Amounts retained by affiliated dental group practices	26,627	24,579	8%

Net revenue	$48,145	$44,064	9%

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	Amount	% of Net Revenue (1)	% of Total Revenue (1)	Amount	% of Net Revenue (1)	% of Total Revenue (1)
Reconciliation of expense trends to net revenue and total revenue:
Patient Revenue	$73,542		98.4%	$67,348		98.1%
Other revenue	1,230		1.6	1,295		1.9

Total revenue	74,772		100.0	68,643		100.0
Amounts retained by affiliated dental group practices	26,627		35.6	24,579		35.8

Net revenue	48,145	100.0%	64.4	44,064	100.0%	64.2
Salaries and benefits	20,382	42.3	27.3	19,273	43.7	28.1
Lab fees and dental supplies	7,634	15.9	10.2	7,155	16.2	10.4
Office occupancy expenses	5,530	11.5	7.4	5,164	11.7	7.5
Other operating expenses	4,562	9.5	6.1	4,159	9.4	6.1
General corporate expenses	2,598	5.4	3.5	1,932	4.4	2.8
Depreciation expense	1,645	3.4	2.2	1,436	3.3	2.1
Amortization of intangible assets	1,209	2.5	1.6	1,082	2.5	1.6

Total operating expenses	43,560	90.5	58.3	40,201	91.2	58.6

Earnings from operations	4,585	9.5	6.1	3,863	8.8	5.6
Interest expense, net	430	0.9	0.6	465	1.1	0.7

Earnings before income taxes	4,155	8.6	5.6	3,398	7.7	5.0
Income taxes	1,646	3.4	2.2	1,334	3.0	1.9

Net earnings	$2,509	5.2%	3.4%	$2,064	4.7%	3.0%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures (Continued)

	Three Months Ended March 31,
	2005	2004
Reconciliation of net earnings, as reported, to cash net earnings: (3)
Net earnings (as reported)	$2,509	$2,064
Add: Amortization of intangible assets, net of tax	730	655

Cash net earnings	3,239	2,719

Weighted average common shares outstanding	8,356	7,858

Diluted net earnings per share	$0.30	$0.26

Diluted cash net earnings per share (3)	$0.39	$0.35

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated with the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Same market revenue excludes affiliations in new markets that occurred during the periods of comparison. Same market patient revenue is comprised of revenue of the Company’s affiliated dental group practices which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.
(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 - Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.